UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 16, 2013	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

INFRASTRUCTURE MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

1135 Terminal Way, Suite 207B
Reno, NV 89502 USA
(Address of Principal Executive Offices) (Zip Code)

775-322-4448
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07	Submissions of Matters to a Vote of Security Holders

On July 16, 2013, Infrastructure Materials Corp. (the “Company”) held an annual meeting (the “Meeting”) of the Company’s shareholders. At the Meeting, the shareholders of the Company (1) elected all five (5) of the Company’s director nominees, (2) approved the Company’s Amended Stock Option Plan, (3) approved the compensation of the Company’s Named Executive Officers in an advisory, non-binding resolution, (4) approved in an advisory non-binding vote, a frequency of Three (3) Years to vote on the compensation of the Company’s Named Executive Officers, and (5) ratified the appointment of Schwartz Levitsky Feldman LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2013.

The following is a tabulation of the votes for each individual director nominee:

Director	For	Withheld
Todd Montgomery	52,708,762	20,000
Mason Douglas	52,708,762	20,000
Brent Walter	52,708,762	20,000
Joseph Montgomery	52,708,762	20,000
Randal Ludwar	52,355,012	373,750

There were 4,226,352 broker non-votes and no abstentions with respect to the election of directors.

The following is a tabulation of the votes for each of the following: the approval of the Amended Stock Option Plan, the approval of the compensation of the Company’s Named Executive Officers and the ratification of the appointment of Schwartz Levitsky Feldman LLP:

Item Approved	For	Withheld	Abstain	Broker Non-Votes
The Amended Stock Option Plan	47,937,535	469,860	4,321,367	4,226,352
The non-binding vote, on the Company’s executive compensation	48,407,267	560	4,320,935	4,226,352
Ratification of the Independent Auditors	52,526,800	0	4,428,314	0

The following is a tabulation of the non-binding advisory vote on the frequency to vote on the compensation of the Company’s Named Executive Officers:

Item Approved	1 Year	2 Years	3 Years
Frequency to vote on executive compensation	9,391,080	450,612	42,872,570

There were 4,240,852 broker non-votes and no abstentions with respect to the foregoing item.

Item 9.01	Financial Statements and Exhibits

(a)             Financial Statements of Business Acquired.

Not applicable.

(b)              Pro Forma Financial Information.

Not applicable.

(c)              Shell Company Transaction.

Not applicable.

(d)              Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASTRUCTURE MATERIALS CORP.

July 22, 2013	/s/ Anne Macko
Name: Anne Macko
Title: Secretary